CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 24, 2009 relating to the financial statements and financial highlights which appear in the February 28, 2009 Annual Report to Shareholders of Nuveen Multistate Trust II, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such registration statement.

Chicago, Illinois

June 23, 2009